Exhibit 10.3

Comprehensive Credit Line Contract

Contract No.: pingyinshenxinzhouzongzi 20141020 No. 001

Party A (Line Grantor): PINGAN BANK CO., LTD. SHENZHEN BRANCH

Address: NO1099 shennan road, shenzhen

Legal Representative (Principal): Yao Guiping

Tel.: 23480048

Party B (Line Applicant): SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.

Address: Building A2, Luoshan Industrial Park, Pinghu Shanxia Villiage

Legal Representative: Pan Dangyu

Tel.:89686236

Whereas Party B applies Party A for a comprehensive credit line, in accordance with the Contract Law and other relevant laws and regulations, Party A and Party B hereby make and enter into this Contract upon consensus through consultation.

Article 1 Credit Line and Category

1.1	Amount of comprehensive credit line: Party A agrees to grant to Party B a comprehensive credit line of (Currency) RMB (in figures) 70,000,000.00 Yuan (in words) seventy million Yuan only. This line is applicable to multiple-currency credit. The exchange rate of currencies other than RMB shall be converted according to the foreign exchange rate published by Party A when the specific business occurs.

1.2	The period of the comprehensive credit line follows the following (1):

(1)	From Nov. 12, 2013 to Sep. 17, 2014.

(2)	___ Year(s) ____ month(s), calculated from the date when the Contract comes into force.

During the credit period, the credit line (√) can be recycled ( ) cannot be recycled, but the sum of the balances of all the credit categories within the credit line shall not exceed the amount of the comprehensive credit line. When the credit period expires, the unused balance shall become automatically invalid.

Credit period means the occurrence period of the specific credit under a line (i.e. the period for determining the debt). The start date of the specific credit under the line must be included in the credit period and the termination date of the specific credit may exceed the credit period. The start date and termination date of the specific credit shall accord with the specific credit business contract.

1.3	The credit granting method of this credit line shall include but not be limited to:

Loan bank lending, bill acceptance and discount, overdraft, factoring, security, loan commitment and opening of L/C.

1.4	The category/credit granting method, amount, interest rate, tariff and term of the specific credit under the line shall accord with the single credit contract and IOU or other credit vouchers.

1.5	Transfer of credit under the line

Party B agrees to transfer the credit line to the following a third party to use (in other words, the following object may use the credit line), and Party B shall undertake the joint guarantee liability for the principal, interest, default interest and compound interest of all the debts (including contingent debts) under the line, and the expense for realizing the creditor’s rights (including but not limited to legal cost, attorney fee, notary fee and execution fee), and other losses and expenses caused to Party A due to the debtor’s breach of contract. The guarantee period shall be from the date of effectiveness of the specific credit contract to two years after the expiration of the debt performance term specified in the credit contract (including acceleration of maturity of debt).

The specific credit-transferred object and amount are as follows:

( )                                     (the transferee), amount: (converted into)        (currency) (in words) ;

( )                                     (the transferee), amount: (converted into)       (currency) (in words) ;

( )                                     (the transferee), amount: (converted into)       (currency) (in words) ;

Article 2 Use of Credit Line

2.1 Signature of this Contract by and between Party A and Party B shallnot constitute Party A’s credit commitment to Party B. Party B shall present a written application to Party A for each specific credit business under the line, and Party A shall have the right to make its own decision on whether to grant to Party B a single credit under the line. If Party A agrees to grant the single credit through examination, Party A and Party B shall make and enter into a single credit contract additionally according to the business nature.

 2.2 Preconditions for use of the credit line:

(1) Party B has handled the legal procedures (if any) for government license, approval, registration and delivery for the credit under this Contract according to relevant laws and regulations;

(2) The related security contract is effective (if any);

(3) Party B has paid off all the expenses related to this Contract (if any);

(4) Party B meets the credit conditions specified herein;

(5) There is no adverse change to the business and financial conditions of Party B and the guarantor (if any);

(6) There is no adverse change to Party B’s repayment willingness and the guarantee willingness of the guarantor (if any);

(7) Party B has no breach of this Contract.

2.3 Party A has the right to adjust the amount of the credit line or ask Party B to add guaranty where there is any change of the exchange rate.

2.4 Party A has the right to supervise the use of the credit line and the orientation of the credit funds, and Party B shall provide coordination.

2.5 If, prior to or during the use of the credit line, Party A’s regulatory department requests Party A to control the credit scale or orientation due to change of national macro-control policies, or Party A is unable to grant to Party B to use the credit line for causes not attributable to Party A, Party A shall have the right to suspend or terminate the use of this credit line and cancel this Contract, for which Party B shall have no objection.

Article 3 Repayment

3.1 Party B shall open an account in Party A and deposit the amount repayable to this account prior to the specified date of repayment.

3.2 Party B shall perform the debt on time when each single credit within the line expires, or the related credit shall be deemed overdue or advances shall be made.

3.3 Party B hereby irrevocably authorizes Party A to deduct the principal and interest of the due credit and related expenses from any and all accounts opened by Party B in any banking branch of Pingan Bank.

Article 4 Party B’s Representations and Warranties

4.1 Party B is a company with good reputation duly established and validly existing within the jurisdiction of the location where it is located. Party B has all corporate rights and has obtained the government license and approval for conducting its current business.

4.2 Party B has completed all the authorizations and approvals necessary for the signature of this Contract. This Contract is the presentation of Party B’s true meaning and may not result in violation of any agreement or commitment concluded with any a third party. When this Contract is concluded and signed, Party B has not violate any law, regulation and rule for environmental protection, energy conservation and emission reduction, and pollution reduction, and Party B promises to strictly abide by such laws, regulations and rules after the conclusion of this Contract.

4.3 Party B is not involved in any litigation, arbitration execution, appeal and reconsideration procedure and other incident or case which may have major adverse impact on the execution of this Contract, unless otherwise Party B notified Party A in wiring prior to the conclusion of this Contract.

4.4 Party B shall, within the time limit requested by Party A, provide its financial statements, number of all opening accounts, loan balance and other relevant materials requested by Party A. Party B shall ensure the genuine, completeness and objectivity of all the documents and materials provided, which shall have no false record, misleading representation or material misstatement. The financial statements shall be prepared strictly in accordance with the Accounting Standards of China.

Article 5 Party B’s Rights and Obligations

5.1 Party B shall open an account in Party A and handle deposit, settlement and other related services firstly in Party A.

5.2 If Party B is a customer group, it shall give a written report to Party A within ten days after the date of affiliated transaction of over 10% of net assets. The report contents shall include the affiliated relation between the transaction parties, transaction item and nature, transaction amount or relevant proportion, and the pricing policy (including no-money involved transaction or only symbolic-money involved transaction).

 A customer group as mentioned herein shall mean an enterprise or public institution legal person who has the following features:

(1) It directly or indirectly controls or is directly or indirectly controlled by another enterprise or public institution legal person in respect of stock right or management;

(2) It is jointly controlled by a third party enterprise or public institution legal person;

(3) Its principal individual investor, key manager or a close family member (including lineal blood relationship within three generations and collateral blood relationship within two generations) commonly directly or indirectly controls;

(4) It has other affiliated relationship and may transfer the assets and profits not on the basis of fair price, which should be deemed as credit management by a customer group.

5.3 If Party B has any one of the following circumstances, it shall notify Party A thirty days in advance. If Party A thinks it will cause significant impact on the performance of the Contract, Party B shall obtain Party A’s written consent in advance:

(1) material change to Party B’s operating system, equity structure, property organizational form and primary business, including but not limited to implementation of contracting, lease, joint operation, reform of shareholding system, merger, acquisition, joint venture (cooperation), division, establishment of a subsidiary, trusteeship (takeover), sales of enterprise, transfer of property rights and reduction of capital, etc.;

(2) disposal of important assets, of which the value exceeds 10% of the net assets, by selling, gifting, lending, transferring, mortgaging (pledging) or other means;

(3) its dividends exceed 30% of the net profits after tax of the current year or exceed 20% of the total undistributed profits;

(4) it adds external investment of over 20% of its net assets after the credit line becomes valid;

(5) it changes the debt clauses with other bank and pay off other long-term debt in advance;

(6) Party B repays its shareholder debt;

(7) it applies other bank for a credit line, or provides a third party with security, or reduces or exempts a third party’s debt, with the debt amount concerned exceeding 20% of its net assets.

5.4 Party B shall notify Party A within seven working days as of the date of occurrence or possible occurrence of the following matters, and Party A shall have the right to decide whether to request Party B to add guaranty or directly take back all the loans as the case may be:

(1) Party B or the guarantor’s business or financial status is worsened, or there is significant financial loss, loss of assets (including but not limited to loss of assets caused due to external guarantee) or other financial crisis;

(2) Party B encounters administrative punishment or criminal sanction or is involved in any significant legal dispute due to its illegal business behavior;

(3) Party B, its shareholder or de facto controlling person, or the legal representative or key manager of the guarantor is involved in an important case, or its main asset goes under property preservation or other compulsory measures, or encounters administrative punishment or criminal sanction, or there is any other incident which causes Party B impossible to perform its duties normally;

(4) Party B or the guarantor provides a third party with guarantee, causing significant adverse impact on its financial condition or on the performance of its obligations under this Contract;

(5) Party B or the guarantor has the following changes, such as division, consolidation, major merger, acquisition and reconstruction, disposal of major assets, reduction of capital, winding-up, cease of business for rectification, liquidation, reorganization, being revoked, being dissolved, bankruptcy, or its business license is revoked;

(6) there is obvious reduction or loss of the guaranty value, or dispute about the ownership of the guaranty; or the guaranty is sealed up, detained, frozen, deducted, detained or sold by auction; or

(7) any other important event or default event which may affect the business activities of Party B or the guarantor and the loan safety of Party A.

5.5 If Party B changes its domicile, mailing address, telephone number, business scope, legal representative or other relevant items, it shall notify Party A in writing within seven working days after the change. In the event that Party B fails to perform the said notification obligation, the notices and documents given by Party A according to the original mailing address shall be deemed to have been served.

5.6 Party B shall keep reasonable financial ratios within the service life of the credit line.

(     ) The financial indicators shall reach the following standard within the service life of the credit line:

(     ) 5.7 If Party B handles YIDAITONG business, Party B shall abide by the following stipulations:

(1) Party B shall open settlement accounts in Party A. Party B shall open payment collection accounts for such three pledge loans as export tax rebates, warehouse warrants and accounts receivable, and authorize Party A to deduct money directly from these accounts for repayment of this credit.

(2) When the loan is released, Party B shall open in Party A and use the corporate Internet banking product.

(3) Party B promises to give propriety to handle in Party A the increase of mortgage/pledge financing, if any.

Article 6 Party A’s Rights and Obligations

6.1 From the second year after the effectiveness of a over one-year (excluding one-year) line, Party A shall have the right to evaluate the business and financial conditions of Party B and the guarantor (if any) and the progress of the specific project according to the credit conditions specified in the Contract when the credit line becomes valid, and adjust the credit line, term and interest rate according to the evaluation result.

Where there is any mortgaged (pledged) property, Party A shall have the right to ask for valuating the mortgaged (pledged) property by an appraisal agency accepted by Party A each year. If the value of the mortgaged (pledged) property is declined obviously and is not enough for guaranteeing the debt under the Main Contract, Party A shall have the right to ask Party B to repay part of the loan or provide other guarantee measures accepted by Party A.

6.2 Party A has the right to ask Party B to provide materials related to the credit line, enter Party B’s business site, investigate, review and check the use of the credit line and the assets, financial and business conditions of Party B, for which Party B shall provide coordination. Party A also has the right to supervise Party B to use the loan for the purpose specified herein.

6.3 Party A shall bear confidentiality obligation for the materials provided by Party B, except otherwise prescribed by laws and regulations, or specified by a regulatory authority or by both Parties, or non-confidential information provided by Party B.

Article 7 Breach of Contract

7.1 Any one of the following cases shall be deemed as a default event referred to herein:

(1) There is overdue interest, overdue repayment or advance of the credit hereunder, or the credit funds are used not for the purpose specified by both Parties;

(2) Party B violates some of its representations, warranties and commitments;

(3) Party B violates some of its obligations performable hereunder;

(4) Party B conceals some genuine important information;

(5) Party B or the guarantor evades bank claims through affiliated transactions or by other means;

(6) Party B or the guarantor has any one of the following behaviors, being negligent in managing and claiming the creditor’s rights due, or disposing and transferring its main properties free of charge, or at unreasonable low price or by other improper means, or escaping debts;

(7) Party B illegally get funds or credit from Party A or other banks by using a false contract and arrangement with a third party, including but not limited to pledge or discount of the notes receivable and other claims without actual trading background.

(8) Party B or the guarantor violates any other contract (including but not limited to credit contract, loan contract and guarantee contract) signed with Party A or other banks or any securities with the nature of debt it issued;

(9) Party B’s guarantor violates the guarantee contract (including but not limited to guarantee contract, mortgage contract and pledge contract) or has any breach of the guarantee contract, or the guarantee contract has not taken effect, is invalid or is cancelled; or there is obvious reduction or loss of the guaranty value, or dispute about the ownership of the guaranty, or the guaranty is sealed up, detained, frozen, deducted, detained or sold by auction;

(10) There is any case which should be notified under sub-clauses 5.3 and 5.4 herein that Party A thinks effective on the safety of its creditor’s rights; or

(11) The business term of Party B or the guarantor expires within the credit line period, and Party B or the guarantor fails to handle the procedures for renewal.

7.2 In case of any one of these default events listed in the preceding clause, Party A shall have the right to take the following actions:

(1) To adjust, cancel or terminate the comprehensive credit line hereunder, or to adjust the period and amount of the credit line;

(2) To announce immediate maturity of all or part of the credit under this line; to ask Party B to repay part or all the credit principal, interest and expenses immediately, and pay default interest for the total credit principal released at the default interest rate from the date of occurrence of the default event until Party B pays off the total credit principal;

Expenses shall include but not be limited to the attorney fee, legal cost, arbitration fee, traveling expenses, announcement cost, service fee, execution fee, transfer fee and other relevant expenses of Party A for realizing its creditor’s rights.

(3) To ask Party B to pay in full the cash deposit for paying undue acceptance, L/G, L/C or other credit business;

(4) To ask Party B to provide new guarantee measures accepted by Party A;

(5) To make deduction directly from the account of Party B’s guarantor to repay all the debts under this Contract and the specific business contract (including the debts Party A requests for prepayment), without obtaining Party B’s consent in advance;

(6) To exercise the guarantee right, ask the guarantor to perform guarantee liability, or realize creditor’s rights through disposal of the mortgaged property and/or pledged property;

(7) Party A claims Party B’s debtor for the right of subrogation or appeal to the court to revoke Party B’s waiving of the creditor’s right due or Party B's transfer of property free of charge or at an obviously unreasonable low price. Party B shall provide all necessary coordination and assistance according to Party A’s requirements, and all the costs and expenses caused to Party A arising therefrom shall be borne by Party B;

(8) Other remedial measures prescribed by laws and regulations and specified in the Contract.

Article 8 Other Provisions

During the period of credit granted by Party A, Party B and the guarantor shall not make profit distribution.

Article 9 Supplementary Provisions

9.1 (    ) Both Parties agree to handle compulsory enforcement notarization for this Contract.

If Party B fails to completely pr partly perform the obligations specified herein when compulsory enforcement notarization is handled by both Parties for this Contract, Party A shall have the right to apply the original notary public for an enforcement certificate, and apply the competent people’s court (the people’s court at the location where the person subject to enforcement lives or where the property of the person subject to enforcement is located) for enforcement holding the original notarial certificate and the enforcement certificate.

 (√) No compulsory enforcement notarization shall be handled for this Contract.

9.2 The application for single credit, credit contract, IOU and credit vouchers related hereto, other relevant documents and materials confirmed by both Parties, and the commitment letter and declaration issued by Party B unilaterally to Party A shall be deemed as an integral part of this Contract and shall have the same equal legal force as this Contract.

9.3 Party B authorizes Party A to inquire Party B’s credit standing including information about social insurance from the credit information database of the People’s Bank of China, the credit database established upon approval by the competent credit investigation authorities, or relevant institutions, departments and individuals. The credit report acquired through inquiry may be used only within the scope prescribed by the interim measures for administration of credit information database issued by the People’s Bank of China and other relevant laws and regulations. As agreed by Party B, Party A may provide Party B’s credit information for the credit information database of the People’s Bank of China and the credit database established upon approval by the competent credit investigation authorities.

9.4 Please confirm the options with √ in the brackets before the selected items.

9.5 Any and all disputes arising from the execution of the Contract shall be settled by both Parties through consultation. Where consultation fails, the following (2) shall be adopted for dispute settlement:

(l) To apply                                      for arbitration in accordance with the current arbitration rules of the commission. The award of the arbitration shall be final and binding upon both Parties.

(2) To initiate a lawsuit in the people’s court at the location where Party A is located;

(3) To initiate a lawsuit in the people's court.

9.6 This Contract shall be governed by the laws of the People's Republic of China.

9.7 This Contract shall come into force upon the signature of all the parties hereto (signed or sealed by the authorized signatories and affixed with official seal). If Party B does not use the line within three months as of the date of effectiveness of this Contract, Party A shall have the right to cancel this Contract unilaterally.

9.8 This Contract shall be made out in 3 originals for Party A holding two and Party B, (     ) the guarantor and (     ) the registration authority each holding one.

Party B hereby represents that it has fully understood all the terms and conditions of this Contract (especially the bold fonts), and the clauses of the related guarantee contract and other relevant documents and has taken independent legal consultation (where necessary).

Party A (Seal): PINGAN BANK CO., LTD.

SHENZHEN BRANCH:

Legal Representative (Principal) or Authorized Agent (Signature):

Party B (Seal) SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.:

Legal Representative or Authorized Agent: /s/ Dangyu Pan